UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934

       Date of Report (Date of earliest event reported 05/31/2006)

                                 Med Gen Inc.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)

           Nevada                   000-29171              65-0703559
---------------------------      ----------------     -------------------
(State or other Jurisdiction     (Commission File        (IRS Employer
     of incorporation)                Number)         Identification No.)


     7284 West Palmetto Park Road, Suite #207, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7284 West Palmetto Park Road
                           Suite #207
                      Boca Raton, FL  33433


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Item 8.01   Other Events.
            ------------

On June 5th, 2006 the Company received the certified tally of the proxy solicitation which authorized the increase of the issued and outstanding shares from 500,000,000 to 2,500,000,000 million. The authorized is comprised of 2,495,000,000 common shares and 5,000,000 preferred shares. The vote was as follows:

     For:     36,430,177
     Against:    913,489
     Abstain:     11,446

The Company will immediately amend its certificate of incorporation in Nevada.

The second proposal to approve the Board of Directors for a term of five years was approved by the shareholders as follows:

     For:     36,795,914
     Against:    257,925
     Abstain:    301,273




As of the date of this filing there are 70,271,727 common shares issued and outstanding and 57,257,121 in the public float.

The purpose of the increase in the authorized shares was to cover any registration rights the funding group has under its definitive agreement. The funding group has funded $3,990,000 as of the date of this filing. A registration statement covering $1,540,000 went effective in August 2005 and the increase in authorized shares is to cover any future additional funding. The Company received $750,000 dollars on June 21st, 2006 towards its 800 call in marketing program, UN-Diet product launch and working capital account.

The funding group has converted 570,715 of convertible debentures into 58,032,950 of common shares since August 2005 in an effort to reduce the Company's debt load. Furthermore the funding group waived all interest payments due it from April 30th, 2006 until August 30th, 2006 so the Company could utilize the funding proceeds for its business plan. The Company issued 30,000,000 warrants at .05 cents as part of the last funding package.

The Company will file a new SB-2 Registration Statement on or about August 17th, 2006 to cover the $2,450,000 dollars received over the last year from the funding group. The Company anticipates another capital drawdown in the approximate sum of $1,000,000 in the fourth quarter in order to effectuate its business plan and achieve a positive cash flow.

Finally the Company in compliance with the new settlement agreement will issue 15,000,000 Common shares with a restrictive legend. These shares will also be included in the August 15th, 2006 Registration statement.



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                            SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Med Gen Inc.
Date: June 5th, 2006
                                   /s/Paul B. Kravitz
                                   ----------------------------------
                                   Paul B. Kravitz,
                                   Chairman & Chief Executive Officer

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